SECOND AMENDED AND RESTATED
PARTNERSHIP AGREEMENT

of

THE LION FUND II, L.P.
(A Delaware Limited Partnership)

as of

May 26, 2021

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP
OF
THE LION FUND II, L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (“Agreement”) dated as of February 7, 2017, by and among Biglari Capital LLC, a Texas limited liability company (“Biglari Capital”) (referred to as the “General Partner”) and such other parties who have executed and shall execute this Agreement, as amended, whether in counterpart, by separate installment or otherwise, as Limited Partners.

W I T N E S E T H

WHEREAS, the Fund was formed on June 27, 2013 for the purpose of engaging in the business of buying, selling, trading, investing in, reinvesting in and otherwise dealing in assets, financial or real (including, but not limited to, exchange traded securities, over-the-counter traded securities, options, foreign equity securities, domestic and foreign debt securities and restricted and other illiquid securities) and engaging in all activities necessary, convenient or incidental thereto including, without limitation, the short selling of securities, the borrowing of money, and the purchasing of securities on margin;
WHEREAS, this Agreement was previous amended and restated on June 3, 2015 (such amended and restated agreement, the “1st Amended and Restated Agreement”) and a majority-in-interest of Limited Partners have agreed to amend and restate the 1st Amended and Restated Agreement, and this Agreement was updated on February 10, 2017; and
NOW, THEREFORE, for and in consideration of the mutual promises herein set forth, the parties agree as follows:
ARTICLE I

DEFINITIONS
As used herein the following terms have the following meanings:
Section 1.01. “Additional Capital Contribution” means the amount of cash and the fair market value of any property contributed to the Fund by a Partner after his or her initial Capital Contribution, as such amount is set forth on Exhibit A, or a counterpart thereof.
Section 1.02. “Additional Limited Partner” means any person or entity other than a Successor Limited Partner who is admitted into the Fund pursuant to Section 10.02 of this Agreement as a Limited Partner after the General Partner closes the Fund's initial private placement to raise capital.
Section 1.03. “Adjusted Capital” means, with respect to any Partner, as of any date, the portion of the Capital Contributions and Additional Capital Contributions of such Partner which have been made to the Fund, increased or reduced by the increase or decrease in Net Asset Value apportioned to such Partner and further reduced by any distributions of Cash Flow which have been made to such Partner.
Section 1.04. “Affiliate” means any person or entity that directly or indirectly controls, is controlled by, or is under common control with, a Partner.
Section 1.05. “Agreement” means this Amended and Restated Agreement of Limited Partnership of The Lion Fund II, L.P., as amended from time to time pursuant to Section 14.07.
Section 1.06. “Approval of the Limited Partners” or “Approved by the Limited Partners” means the approval of the Limited Partners who, at the time that the Fund action is being considered for approval, own more than 50% of the Interests of all of the Limited Partners, including the Interests of any General Partner to the extent of such General Partner's Interests as a Limited Partner.

Section 1.07. “Bankruptcy” means, as to any Partner, the Partner's taking or acquiescing in taking of any action seeking relief under, or advantage of, any applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law affecting the rights or remedies of creditors generally, as in effect from time to time. For the purpose of this definition, the term “acquiescing” shall include, without limitation, the failure to file, within ten (10) days after its entry, a petition, answer or motion to vacate or to discharge any order, judgment or decree providing for any relief under any such law.
Section 1.08. “Biglari Holdings” means Biglari Holdings Inc., an Indiana corporation.
Section 1.09.“Capital Account” means the account established for each Partner, which shall be established and maintained in accordance with the capital accounting rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). A Partner's Capital Account shall be credited with the amount of cash and the fair market value of any property contributed to the Fund by such Partner (net of liabilities secured by such contributed property that the Fund is considered to assume or take subject to Code Section 752), the amount of any Fund liabilities that are assumed by such Partner, and his or her distributive share of Net Income (including for this purpose such Partner's distributive share of the Fund's tax-exempt income), and shall be debited with the amount of cash and the fair market value of any property distributed to such Partner by the Fund (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752), the amount of any liabilities of such Partner that are assumed by the Fund, his distributive share of Net Loss, and his distributive share of expenditures of the Fund described in Code Section 705(a)(2)(B). Each Partner shall have a single Capital Account reflecting his entire holdings of Interests in the Fund, regardless of the time or times and the manner in which such Interests were acquired.
Section 1.10. “Capital Contribution” means, as to any Partner, the amount of cash and the fair market value of any property set forth opposite such Partner's name on the attached Exhibit "A" under the heading "Capital Contribution,” if and to the extent such amount is actually contributed. The term "aggregate Capital Contributions" shall include Capital Contributions and Additional Capital Contributions by the Partner to the Fund under Section 4.01.
Section 1.11. “Cash Flow” means, with respect to any Fiscal Year, the net cash receipts from Fund operations after deducting therefrom all operating costs, reserves, and debt service payments of the Fund.
Section 1.12. “Code” means the Internal Revenue Code of 1986, as amended from time to time.
Section 1.13. “Compensation Plan” pertains to the “Compensation Plan” as set forth in Section 5.02 of this Agreement.
Section 1.14. “Fiscal Year” means the calendar year.
Section 1.15. “General Partner” means Biglari Capital LLC, a Texas limited liability company, and such other persons that are admitted to the Fund as General Partners.
Section 1.16. “Incentive Reallocation” means the reallocations made as of the end of each Fiscal Year as set forth in Section 5.02 hereof.
Section 1.17. “Limited Partners” means the parties who execute this Agreement or a counterpart hereof as Limited Partners (including all Additional Limited Partners, and all Successor Limited Partners), and the General Partner who makes a Capital Contribution or Additional Capital Contribution (or both) as a Limited Partner to the extent of such contributions.
Section 1.18. “Limited Partner Adjusted Capital” means the sum of the Adjusted Capital balances of the Limited Partners, including the General Partner to the extent of its Interests as a Limited Partner.
Section 1.19. “Liquidator” means the person or entity who liquidates the Fund under Article XIII.
Section 1.20. “Net Asset Value” means the Fund's total assets less total liabilities. “Net Profits” and “Net Losses” of the Fund for any “Fiscal Period” will be determined on the accrual basis of accounting using generally accepted accounting principles (“GAAP”) as a guideline. A new fiscal period ("Fiscal Period") shall commence on the first day of each Fiscal Year, on each date of any Capital Contribution to the Fund, on each date next following the date of any withdrawal of capital or retirement from the Fund and on any other date as determined by the General Partner in its sole discretion, and the prior Fiscal Period shall end on the date immediately preceding such date of commencement of a new Fiscal Period.
(a)    “Net Profits” and “Net Losses” of the Fund shall include realized and unrealized profits and losses with respect to all securities positions. In computing such realized and unrealized profits and losses, profit and loss shall mean for each position held in a security during any Fiscal Period, the realized or unrealized appreciation or realized or unrealized depreciation, as the case may be, with respect to such position, determined by comparing the net proceeds from the closing of such position or the market value of such position at the end of such Fiscal Period with (i) the cost of such position if established during such Fiscal Period or (ii) if such position was established during a prior Fiscal Period, the market value of such position at the end of the last preceding Fiscal Period.
(b)    Securities contributed to the Fund shall be treated as if purchased by the Fund at market value on the date of contribution, and securities distributed from the Fund shall be treated as if sold by the Fund at market value on the date of distribution
(c)    The market value of positions in securities shall be determined as follows: securities that are listed on an exchange or the NASDAQ Global Market and are freely transferable shall be valued at their last sale price during the primary trading session on the date of determination, or, if no sales occurred on such day, at the average of the last reported "bid" and “asked” prices at the close of business on such day. Securities traded over the counter and not listed on the NASDAQ Global Market that are freely transferable shall be valued at the last sale price during the primary trading session on the date of determination, or, if no sales occurred on such day, at the "bid" price at the close of business on such day if held long and if sold short, at the “asked” price at the close of business on such day. Options that are listed on a national options exchange shall be valued at their last sale price on the principal market on which such options shall have traded on such date; provided that if the last sale price of such options does not fall within the last “bid” and “asked” price for such options on such date, the options shall be valued at the mean between the last “bid” and “asked” price for such options on such date.
(d)    The market value of a commodity future, financial future, forward or other similar contract shall be the most recent available closing quotation on such exchange. Foreign currency forward contracts shall be valued based on forward foreign exchange rates at the close of business on the date of determination. If the General Partner determines that such closing price does not accurately reflect the market value due to price limit constraints, such contract shall be valued at fair value as determined by the General Partner.
(e)    Over-the-counter derivatives (excluding credit default swaps and total return swaps) are valued based on valuations obtained from one or more dealers in similar derivatives (selected by the General Partner); provided, however, that, where appropriate, such derivatives shall be valued with reference to the asset underlying the derivative (applying the methodology set forth herein for valuing the underlying asset).
(f)    Over-the-counter credit default swaps are valued at the mean of their closing “bid” and “asked” quotations on the valuation date as quoted by one or more dealers (selected by the General Partner); provided that if multiple two-sided market quotations are available from more than one dealer, the credit default swap is valued at the average of the mean of at least two of the two-sided quotations. In cases in which a two-sided market quotation is not available but there is a one-sided market quotation available (which quotation is current as of or within three trading days prior to the valuation date), the credit default swap is valued on the basis of such quotation, as modified by a price differential consistently applied by the General Partner for similar credit default swaps. In the event a market quotation for a security or financial instrument is not readily available from any dealer or pricing service deemed to be reliable by the General Partner, the General Partner shall value the applicable security or instrument using proprietary, standard and/or third-party models; provided, however, that, where appropriate, such instruments shall be valued with reference to the asset underlying the instrument (applying the methodology set forth herein for valuing the underlying asset).
(g)    Over-the-counter total return swaps are valued by the General Partner on the basis of the asset underlying such total return swaps, as determined by the General Partner (applying the methodology set forth herein for valuing the underlying asset).

(h)    Until sold or deemed liquidated, private, difficult to value or illiquid securities (“Restricted Securities”) shall be valued at fair value as determined by the General Partner in its sole discretion in accordance with GAAP.
(i)    Notwithstanding the foregoing, securities and other financial instruments for which no market prices are available or, for which the General Partner determines in its reasonable discretion that available market quotations do not fairly represent the value of such securities or financial instruments, shall be valued at fair value employing methods determined in good faith by the General Partner.
(j)    The General Partner shall determine, in its sole discretion, the manner of valuing all other assets and liabilities of the Fund. No value will be assigned to the name or goodwill of the Fund for net asset value purposes.
(k)    There will be deducted in computing Net Profits and Net Losses estimated expenses of the Fund for legal and audit services, administrative services and other expenses, if any, in respect of the particular Fiscal Period (whether performed therein or to be performed thereafter), and such reserves for contingent liabilities of the Fund, including estimated expenses, if any, in connection therewith, as the General Partner shall determine.
Section 1.21. “Net Income and Net Loss” means the income and loss of the Fund for federal income tax purposes recognized from all sources, as reported from time to time by the Fund on its federal income tax returns.
Section 1.22. “Partners” means the General Partner and Limited Partners, collectively. Partner means any one of the Partners.
Section 1.23. “Fund” means the Limited Partnership formed and continued under this Agreement.
Section 1.24. “Biglari Capital” means Biglari Capital LLC.
Section 1.25. “Shared Services Agreement” means that certain agreement, dated July 1, 2013 as amended from time to time, entered into between the General Partner and Biglari Holdings.
Section 1.26.“Significant Limited Partner” means any Limited Partner whose Capital Account constitutes 30% or more of the aggregate Capital Accounts of the Limited Partners as of any date.
Section 1.27.“Successor Limited Partner” means any person or entity admitted to the Fund as a Limited Partner pursuant to Section 10.01B.
Section 1.28. “Treasury Regulations” means Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.
Section 1.29. “Interest or Interests” shall mean the interest of a Limited Partner in the profits and capital of the Fund in accordance with Section 4.02, Section 4.03, Section 4.04 of this Agreement. Capital Contributions for each Interest shall be paid in cash or through the transfer of marketable securities upon execution of this Agreement.
ARTICLE II

FORMATION OF THE FUND
Section 2.01. Formation. The Fund was originally formed as a Limited Partnership under the Delaware Revised Uniform Limited Partnership Act (the “Act”), Title 6 Chapter 17 of the Delaware Code. The General Partner shall execute and file amended Certificates of Limited Partnership in accordance with the provisions of the Act and execute, file, record and publish, as appropriate, such amendments, and other documents as are or become necessary or advisable as they may determine.
Section 2.02. Name. The Fund shall do business under the name and style of “The Lion Fund II, L.P.”. The General Partner may change the name of the Fund in its sole discretion upon prompt written notice of such change to each of the other Partners.

Section 2.03. Place of Business. The principal place of business of the Fund shall be located at such place within or without the State of Delaware as the General Partner may determine from time to time.
Section 2.04. Term. The Fund shall continue from year to year, unless sooner dissolved under Article XII and thereafter, pursuant to the laws of the State of Delaware, until wound up and terminated under Article XIII.
ARTICLE III

PURPOSES AND POWERS OF THE FUND
Section 3.01. Purposes. The purposes of the Fund are as follows:
A.    To engage in the business of buying, selling, trading, investing in, reinvesting in and otherwise dealing in assets, intangible or tangible, financial or real (including, but not limited to, exchange traded securities, over the counter traded securities, options, commodities and financial futures (but the General Partner will not do so until, to the extent required, it has registered with the Commodity Futures Trading Commission ,has been advised by counsel that registration is not required, or filed an exemption from registration), foreign equity securities, domestic and foreign debt securities and restricted and other illiquid securities);
B.    To engage in all activities necessary, convenient or incidental thereto as either General Partner shall decide;
C.    To enter into, from time to time, such financial arrangements as the General Partner may determine to be necessary, appropriate or advisable, to enable the Fund to accomplish its purposes including, without limitation of the foregoing, the short selling of securities, borrowing money to purchase securities and purchasing securities on margin; and
D.    To engage in all activities and to enter into all contracts and agreements that the General Partner deems necessary, appropriate or advisable from time to time in furtherance of the purposes of the Fund.
ARTICLE IV

CAPITAL CONTRIBUTIONS, LOANS, CAPITAL ACCOUNTS
Section 4.01. Capital Contributions and Additional Capital Contributions by the General Partner. Biglari Capital will make an initial Capital Contribution and may continue to make Additional Capital Contributions to the Fund, recorded in the books of the Fund. All Additional Capital Contributions of the General Partner shall be regarded as Capital Contributions of a Limited Partner for all purposes under this Agreement. The sum of all amounts reallocated to the General Partner (as General Partner) for any Fiscal Year pursuant to Section 5.02, less all amounts distributed to such General Partner with respect to such Fiscal Year, shall be deemed a distribution to such General Partner and an Additional Capital Contribution by such General Partner on the first day of each succeeding Fiscal Year, which contribution shall be regarded as a contribution by a Limited Partner for all purposes under this Agreement.
Section 4.02. Capital Contributions and Additional Capital Contributions by Limited Partners.
A.    Each Limited Partner shall make a Capital Contribution to the Fund in the amount and as called for by his or her Subscription Agreement and may make Additional Capital Contributions to the Fund upon such terms as the General Partner in its sole discretion shall determine and permit. Capital Contributions and Additional Capital Contributions shall be made in cash or in such marketable securities as the General Partner in its sole discretion shall approve. The amount of any Capital Contribution consisting of securities shall be equal to the marked to market value of such securities as of the date of contribution. If a Limited Partner does not make the Capital Contribution called for in his Subscription Agreement, the Fund may cancel such Subscription Agreement.
B.    Each Limited Partner, on the date that the Subscription Agreement is accepted by the General Partner, shall make his or her Capital Contribution to the Fund either by: (i) delivering the full amount of his subscription to the Fund in cash or by check; (ii) wire transferring funds for the full amount of his subscription to the account of the Fund; or (iii) transferring securities, to one or more of the Fund's brokerage accounts in accordance with the instructions of the General Partner.
C.    The amount of the Capital Contribution each Limited Partner has made and each Additional Capital Contribution of each Limited Partner shall be recorded in the books and records of the Fund. No certificate or other evidence of ownership shall be issued in respect of the Interests other than this Agreement.
Section 4.03. Determination of Net Profits and Net Losses. "Net Profits" or "Net Losses" of the Fund will be determined on the accrual basis of accounting using generally accepted accounting principles as a guideline.
Section 4.04. Interests Purchased Directly from the Fund. Interests may be purchased directly from the Fund, subject to minimum dollar requirements. Such Interests will be offered as of the valuation date used for the purchase of Interests. The General Partner, in its sole discretion, may raise or lower minimum dollar purchase requirements for purchasers of Interests who previously have not invested in the Fund.
Section 4.05. Interests Purchased through Broker-Dealers. The General Partner may employ the services of brokerage firms who are members either of the Financial Industry Regulatory Authority, Inc. or the principal exchanges to market the Interests. The General Partner, in his sole discretion, may raise or lower minimum dollar requirements for purchasers of Interests who previously have not invested in the Fund.
Section 4.06. Loans. Any Partner or Affiliate of a Partner may, with the consent of the General Partner, lend or advance money to the Fund. The amount of any such loan or advance shall not be treated as a contribution to the capital of the Fund, but shall be a debt due from the Fund. The amount of any such loan or advance by the lending Partner or Affiliate shall be repayable out of the Fund's Cash Flow and other assets and shall bear interest at the rate agreed upon between the lending Partner or Affiliate and the General Partner; provided, however, that the terms of such loan or advance, including the interest rate, shall be no less favorable to the Fund in any material respect than a loan or advance that would be available to the Fund from an unaffiliated third party. None of the Partners or their Affiliates shall be obligated to make any loan to the Fund.
ARTICLE V

APPORTIONMENT OF CHANGES IN NET ASSET VALUE;
CASH FLOW DISTRIBUTIONS;
ALLOCATIONS OF NET INCOME AND NET LOSS
Section 5.01. Apportionment of Changes in Net Asset Value and Distributions of Cash Flow.
A.    Net increases and net decreases of the Fund’s Net Asset Value shall be determined at the end of each month.
B.    Net increases in Net Asset Value of Limited Partners’ Capital Accounts for each Fiscal Year attributable to such Limited Partners' Adjusted Capital, including the General Partner to the extent of its investment as a Limited Partner, shall be separately apportioned among the Limited Partners in proportion to their respective Adjusted Capital balances on the date of such determination, reduced by the amount of any Incentive Reallocation charged to such Limited Partner pursuant to Section 5.02 hereof.
C.    Net decreases in Net Asset Value of Limited Partners’ Capital Accounts for each Fiscal Year attributable to such Limited Partners' Adjusted Capital shall be separately apportioned among the Limited Partners to the extent of and in proportion to the balance of their Adjusted Capital.
D.    Each Limited Partner’s share of the increases and decreases of Net Asset Value for each Fiscal Year shall be adjusted to account for the timing of Capital Contributions, Additional Capital Contributions of capital by the Limited Partners during each month based on the amount of capital of such Limited Partners in the Fund during the relevant periods and the performance of the Fund during such periods. If a Limited Partner shall withdraw all such Limited Partner's capital from the Fund or if such Limited Partner’s capital shall be removed from the Fund pursuant to any of Sections 11.01 or 8.04 hereof other than on March 31 of any given year, there shall be a closing of the books of the Fund solely for the purpose of determining the net increase or net decrease in Net Asset Value to be apportioned to such Limited Partner pursuant to this Section 5.01 attributable to such Limited Partner's

Adjusted Capital to the date of withdrawal, and the amount of any Incentive Reallocation to be charged to such Limited Partner for such period.
Section 5.02. Incentive Reallocations to Biglari Capital.
A.    “Compensation Plan.” Net increases in Net Asset Value are apportioned on an annual basis among the Limited Partners including the General Partner based upon their Adjusted Capital balances. As of the end of each calendar year, with respect to each Limited Partner other than The Lion Fund, L.P., an Incentive Reallocation in an amount equal to 25% of the Net Increase in Net Asset Value, calculated with respect to each Capital Contribution by such Limited Partner, that exceeds the Hurdle Rate with respect to such Capital Contribution and subject to the “Loss Carryforward” (as defined below) is debited from such Limited Partner's Adjusted Capital and Capital Accounts and credited to the Adjusted Capital and Capital Accounts of the General Partner. The Lion Fund, L.P. shall not be subject to the Incentive Reallocation.
B.    “Hurdle Rate.” With respect to any Limited Partner the “Hurdle Rate” for any Fiscal Year shall be the return a Capital Contribution would have generated if it had been invested at a rate equal to (i) during the term of the Shared Services Agreement, 6% per annum, or (ii) 5% per annum, in either case for the portion of the Fiscal Year that such Capital Contribution was invested in the Fund.
C.              “Loss Carryforward” Prior to January 1, 2021: Net Losses previously allocated to a Limited Partner’s Capital Account with respect to a particular Capital Contribution must be offset by subsequent Net Profits before the General Partner can receive an Incentive Reallocation with respect to such Capital Contribution after surpassing the applicable Hurdle Rate.
“Loss Carryforward” After January 1, 2021: Net Losses previously allocated to a Limited Partner’s Capital Account with respect to all Capital Contributions by such Limited partner in the aggregate must be offset in full by subsequent Net Profits before the General Partner can receive an Incentive Reallocation with respect to such Limited Partner’s Capital Account after surpassing the applicable Hurdle Rate.
Notwithstanding the above Loss Carryforward instructions, the post January 1, 2021 instructions shall not result in a greater Incentive Reallocation than computed using Pre January 1, 2021 instructions.
For all periods, the General Partner will forgo removing or reducing Net Losses when a Limited Partner withdrawals capital.
D.    In the event that a Limited Partner withdraws capital (in whole or in part), the deduction of the Incentive Reallocation will be made with respect to such Limited Partner as of the withdrawal date.
E.    For purposes of applying Section 5.02:
i.    all Capital Contributions made by the same Limited Partner shall be considered part of the same Capital Account;
ii.    the Incentive Reallocation will be determined and reallocated from the Limited Partners to Biglari Capital upon the dissolution of the Fund as if the effective date of such dissolution (irrespective of the time required thereafter to liquidate and wind up the affairs of the Company) was the last day of the Fiscal Year;
iii.    the General Partner may waive or modify the Incentive Reallocation for any Limited Partner; and
iv.    the General Partner’s Adjusted Capital and Capital Accounts shall not be charged any Incentive Reallocation.
Section 5.03. Distributions in the Form of Property. The General Partner may distribute Fund property to the Partners in lieu of cash.

Section 5.04. Net Income and Net Loss.

A.    As of the end of each Fiscal Year, the Net Income or Net Loss of the Fund, and the income, gains, losses, deductions, and credits of the Fund for state or local income tax purposes, shall be determined and allocated among the Partners by the General Partner. In making such allocations, the General Partner may determine the items to be allocated using any method selected by the General Partner which is permitted by Section 704 of the Code and the regulations thereunder, including, without limitation, a “Qualified Income Offset” as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
B.    The General Partner shall make such allocations to the Partners pursuant to this Section 5.04 by taking into account: (i) the distributive shares of profit and loss, including the apportionment of increases and decreases in Net Asset Value attributable to the recognized income, deductions, gain and loss of the Fund, allowable to each Limited Partner and the General Partner for such Fiscal Year, (ii) any special allocations made to fewer than all Partners, (iii) the admission of new Limited Partners, (iv) distributions and withdrawals, (v) timing differences between income and loss for tax purposes and profits and losses for Fund accounting purposes and (vi) any other special circumstances which may arise.
C.    The provisions of this Section 5.04 to the contrary notwithstanding: (i) no such allocation by the General Partner shall unfairly discriminate against any Limited Partner, and (ii) such allocations shall, to the maximum extent practicable in the judgment of the General Partner, (1) be made first to and among those Limited Partners who shall have withdrawn capital from the Fund during such Fiscal Year, to the extent of the excess of the amount received on such withdrawal over the Capital Account balance of such Limited Partner on the date of such withdrawal, and (2) reduce or eliminate the difference, if any, between (i) the aggregate net increases or decreases in the Net Asset Value which have been apportioned among the Adjusted Capital of the Limited Partners for the Fiscal Year then ending as well as all prior Fiscal Years, and (ii) the aggregate income, deductions, gains, and losses that have been allocated to such Limited Partners for federal income tax purposes during the Fiscal Year then ending, as well as all prior Fiscal Years.
D.    Income deductions, gain and loss may, in discretion of the General Partner, be allocated separately and not netted, making appropriate adjustments to reflect investments in pass-through entities.
Section 5.05. Code and Treasury Regulation Adjustments. The allocation for federal income tax purposes of Net Income and Net Loss is intended to allocate taxable income and loss among the Partners in the ratio and to the extent that the economic profit and loss are allocated to such Partners’ Capital Accounts so as to eliminate, to the extent possible, any disparity between a Capital Account and his or her Adjusted Capital with respect to each Interest then outstanding, consistent with the principles set forth in Code Sections 704(b) and 704(c). If, in the judgment of the Fund's accountants, the allocations for Federal income tax purposes shall not satisfy the requirements of Code Sections 704(b) and 704(c) or the Treasury Regulations promulgated thereunder or shall violate any other provision of the Code or Treasury Regulation, or shall not properly take into account any expenditure by or receipt of the Fund, the Fund's accountants shall adjust the allocations accordingly. Such adjustments shall not materially and adversely affect the amount of Cash Flow which would otherwise be distributed to a Partner unless such Partner shall have consented to such adjustments.
Section 5.06. New Issues. In the event that the Fund invests in securities that are considered to be "New Issues", as that term is defined in the Rules of the Financial Industry Regulatory Authority, Inc., as may be amended from time to time (the "FINRA Rules"), the General Partner shall be permitted to take all such actions as it deems are necessary to ensure that the profits and losses from New Issues are allocated among the Partners in a manner permitted under the FINRA Rules. In this regard, the General Partner is authorized to determine, among other things: (i) the manner in which New Issues are purchased, held, transferred and sold by the Fund and any adjustments (including interest) with respect thereto; (ii) the Partners who are eligible and ineligible to participate in the profits and losses from New Issues; (iii) the method by which profits and losses from New Issues are to be allocated among Partners in a manner that is permitted under the FINRA Rules (including whether the Fund will avail itself of a “de minimis” exemption or any other exemption); and (iv) the time at which New Issues are no longer considered as such under the FINRA Rules.

ARTICLE VI

BANK AND BROKERAGE ACCOUNTS, BOOKS OF
ACCOUNT, REPORTS, TAX COMPLIANCE AND FISCAL YEAR
Section 6.01. Bank Accounts Investments. The General Partner shall establish one or more bank or brokerage accounts in the name of the Fund into which all Fund funds shall be deposited. No other funds shall be deposited into these accounts. Funds deposited in the Fund’s bank or brokerage accounts may be withdrawn for any proper purpose relating to the business of the Fund.
Section 6.02. Books and Records.
A.    The General Partner shall keep complete and accurate books of account and records relative to the Fund's business. The books shall be prepared in accordance with Federal income tax principles, consistently applied, using the accrual method of accounting. The Fund's books and records shall at all times be maintained at the principal business office of the Fund, or at its accountants and shall be available for inspection by the Partners or their duly authorized representatives during reasonable business hours, provided such inspection does not disrupt management of Fund and is at no expense to the Fund.
Section 6.03. Financial Reports.
A.    Within ninety (90) days after the end of each Fund Fiscal Year, the General Partner shall cause financial statements that have been audited by an accountant to be prepared and furnished to each Partner. The General Partner shall prepare and distribute to each Partner a summary of Fund activities within ninety (90) days after the end of the Fiscal Year.
B.    The Fund believes the composition of its portfolio is very confidential and the Partners agree that financial reports prepared and distributed to the Partners are not to include portfolio details or details related to specific investments to avoid the inadvertent release of confidential Fund information.
Section 6.04. Confidentiality. The Fund believes the composition of its portfolio is very confidential and proprietary. Limited Partners who are in possession of portfolio data by inspection of books and records otherwise agree that they or any affiliate will not invest directly or indirectly in same investments as long as the Fund has an economic interest in them, with the exception of U.S. government securities.
Section 6.05. Returns and Information. The General Partner shall prepare all Federal, State, and local income and other tax returns which the Fund is required to file and shall furnish such returns to the Partners, together with a copy of each Partner's Schedule K-1.
Section 6.06. Tax Audits. Biglari Capital shall be treated as the “tax matters partner” of the Fund under Section 6231(a)(7) of the Code and, with respect to returns filed for taxable years beginning after December 31, 2017, the “partnership representative” of the Fund within the meaning of Section 6223(a) of the Code (Biglari Capital, when acting in any such capacity, is referred to herein as the “Tax Matters Partner”). Biglari Capital shall inform the other Partners of all matters which may come to its attention in its capacity as Tax Matters Partner. A General Partner shall not take any action contemplated by Sections 6222 through 6231 of the Code (Sections 6222 through 6235 of the Code with respect to returns filed for table years beginning after December 31, 2017) unless the General Partner has first given the Partners notice of the contemplated action.
Section 6.07. Maintenance of Lists. The General Partner agrees to maintain a list of all persons or entities who purchase Interests in the Fund pursuant to Section 6112 of the Code. Each purchaser of Interests in the Fund expressly agrees hereby to provide to the General Partner, promptly upon such purchase, all information required by Section 6112 of the Code to be maintained by the Fund including, without limitation, the purchaser's name, address and taxpayer identification number, the amount of Interests purchased and their date of acquisition and the name of the person or entity from whom the Interests were acquired.

ARTICLE VII

RIGHTS, OBLIGATIONS, INDEMNIFICATION
AND REMUNERATION OF THE GENERAL PARTNER
Section 7.01. Rights of the General Partner. Subject to the limitations imposed upon them in this Agreement, and to the fiduciary obligations and limitations imposed upon him at law, the General Partner shall have full, exclusive, and complete discretion to manage and control, and shall make all decisions affecting the Fund business including the supervision of the Fund's trading and investment activities; including without limitation, the authority to engage such independent agents, hire such employees, appoint service providers, or enter into, make and perform any other contracts, agreements or other undertakings it may deem advisable in conducting the business of the Fund, including but not limited to contracts, agreements or other undertakings with persons, firms or corporations with which the General Partner or any other Partner is affiliated as the General Partner deems appropriate to carry out such business and activities. The General Partner is authorized to submit any Fund claim or liability to any self-regulatory organization for arbitration or any other forum for the resolution of disputes, including a court of law.
Section 7.02. Right to Rely on the General Partner. Any person or entity dealing with the Fund may rely upon a certificate signed by the General Partner as to the following:
A.    The identity of the General Partner or any Limited Partner;
B.    The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the General Partner or which are in any other manner germane to affairs of the Fund;
C.    The persons or entities who are authorized to execute and deliver any instrument or document of the Fund; or
D.    Any act or failure to act by the Fund or any other matter whatsoever involving the Fund or any Partner.
Section 7.03. Specific Limitations on the General Partner. Notwithstanding anything to the contrary in this Agreement or the Act, without the prior approval of all the Limited Partners to the specific act in question, the General Partner shall not have the right, power or authority to do any of the following acts, each of which is considered outside the ordinary course of Fund business:
A.    To do any act in contravention of this Agreement;
B.    To assign, mortgage, pledge or grant a security interest in any Fund property other than for a Fund purpose;
C.    To do any act which would make it impossible to carry on the ordinary business of the Fund, except as otherwise provided in this Agreement;
D.    To change or reorganize the Fund into any other legal form;
E.    To admit an additional or substitute General Partners to the Fund other than in accordance with the provisions of Section 10.03; or
F.    To knowingly perform any act that would subject any Limited Partner to liability as the General Partner in any jurisdiction.
Section 7.04. Additional Limitations on the General Partner. Notwithstanding anything to the contrary in this Agreement or the Act, without the prior Approval of the Limited Partners, the General Partner shall have no authority to sell or dispose of all or substantially all of the Fund assets, except for a sale of securities, commodities or futures contracts, including options thereon, in the ordinary course of business or a liquidating sale of the Fund assets in connection with the dissolution of the Fund pursuant to Article XII; or indemnification provisions of this Section 7.06, shall be obligated to return to the Fund all amounts received as advances and reimbursements and to repay to the Fund all accounts paid by the Fund directly to third parties on his or her behalf, in the event it is judicially determined by a final non-appealable order that such indemnified party was not entitled to indemnification under the terms of this Section 7.05.
Section 7.05. Indemnification of the General Partner. The General Partner shall be indemnified by the Fund for any loss or expenses suffered or sustained by it as a result of or in connection with any act performed by it within the scope of the authority conferred upon it by the Agreement of Limited Partnership, including without limitation, any judgment, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding; provided, however, that such indemnity shall be payable only if such General Partner (a) acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Fund and the Partners; and (b) had no reasonable grounds to believe that its conduct was negligent or unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such General Partner shall have been adjudged to be liable for misconduct or negligence unless, and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, despite the adjudication of liability for misconduct or negligence, such General Partner is fairly and reasonably entitled to be indemnified for those expenses which the court deems proper. Any indemnity shall be paid from, and only to the extent of, Fund Assets, and no Limited Partner shall have any personal liability on account thereof. Notwithstanding anything to the contrary in this Section 7.05, nothing contained in this Agreement shall constitute a waiver by a Limited Partner of any of its legal rights under applicable law, including, without limitation, state or federal securities laws.
Section 7.06. Power of Attorney. By this execution of this Agreement, each Limited Partner does hereby irrevocably constitute and appoint each General Partner of the Fund (and its successor, if any), with full power of substitution, as his or her true and lawful representative, granting unto such attorney-in-fact full power and authority on behalf and in his or her name, place and stead to make, execute, acknowledge, deliver, swear to, and file any documents, certificates or instruments with any governmental agency or self-regulatory organization to comply with a filing requirement or request of such governmental agency or self-regulatory organization that the General Partner deems necessary to carry out the provisions of this Agreement. The foregoing is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death, incompetence, or incapacity of the executing Limited Partner. A General Partner may exercise such power of attorney, as attorney-in-fact, by listing all of the Limited Partners executing any agreements, certificates, instruments, or documents with the single signature of such attorney in-fact for all of them.
Section 7.07. Exculpation. The General Partner, its officers, directors and employees and each person, if any, who controls the General Partner, shall not be liable, responsible or accountable in damages or otherwise to the Fund or to any of the Partners, their successors or assigns, except by reason of acts or omissions due to gross negligence, willful or wanton misconduct, fraud or for not having acted in good faith in the reasonable belief that the actions were in, or not opposed to, the best interests of the Fund.
Section 7.08. Expenses. Fees and expenses paid by the Fund are limited to legal, audit, accounting, reporting and all transaction fees and commissions incurred from trading, including interest charges and margin borrowing, custodial and bank service fees. All other Fund expenses, including organizational expenses of the Fund, will be borne, directly or through the Shared Services Agreement, by the General Partner.
Section 7.09. Remuneration. The General Partners Compensation is limited to the Incentive Reallocation as set forth in Section 5.02 of this Agreement. The General Partner may defer receipt of its compensation to the extent allowed under applicable law.
ARTICLE VIII

RIGHTS AND STATUTES OF LIMITED PARTNERS
Section 8.01. General. Limited Partners may not take part in the management or control of the Fund business, or sign for or bind the Fund, such power being vested exclusively by the General Partner.
Section 8.02. Limitation on Liability. The liability of each Limited Partner shall be limited to: (A) an amount equal to the sum of such Limited Partner's Capital Contributions and Additional Capital Contributions to the Fund under Section 4.02 plus undistributed Cash Flow; (B) an amount equal to any Capital Contributions and

Additional Capital Contributions returned to any such Partner with interest thereon necessary to discharge Fund liabilities to all creditors who extend credit to the Fund and whose claim arose before such return; and (C) any Fund property or cash wrongfully paid or conveyed to any such Partner on account of any of his or her Capital Contributions and Additional Capital Contributions to the Fund.
Section 8.03. Bankruptcy; Death. Neither the Bankruptcy, death, disability nor declaration of incompetence of a Limited Partner shall dissolve the Fund, but the rights of such Partner to share in the profits and losses of the Fund and to receive distributions of Fund funds shall, on the happening of such an event, devolve upon the Partner's estate, legal representative or successors in interest, as the case may be, subject to this Agreement, and the Fund shall continue as a Limited Fund. The estate, representative or successor in interest of a Limited Partner shall be entitled to receive the cash distributions such Partner would be entitled to receive under Article V and shall be entitled to receive such Partner's distributive share of the Fund's taxable income or loss (or any item thereof as provided in Article V). The estate, representative or successors in interest of a Limited Partner shall be liable for all of the obligations of the Limited Partner.
Section 8.04. Mandatory Withdrawal. The General Partner in its sole discretion may cause the withdrawal of all or any part of a Limited Partner's Interests in the Fund, in accordance with Section 11.05 for any reason or no reason. Each Limited Partner expressly agrees that the General Partner's decision to withdraw any Limited Partner's Interests in the Fund under this Section 8.04 is final and conclusive. In its sole discretion, the General Partner may (i) pay a Limited Partner all or any portion of any proceeds payable under this Section 8.04 in accordance with Section 11.06, and/or (ii) contribute all or any portion of such withdrawal proceeds to such Limited Partner’s capital account in The Lion Fund, L.P., a Delaware limited partnership to which the General Partner serves as general partner, subject to and in accordance with the terms of the Limited Partnership Agreement of The Lion Fund, L.P., as amended from time to time.
Section 8.05. Advisory Committee.
A.    A committee (an “Advisory Committee”) shall be appointed by the General Partner, all the members of which shall be selected from among the Limited Partners. The General Partner may appoint new members to fill any vacancies on the Advisory Committee arising from time to time so long as such appointments are made in accordance with this Section 8.05(A). The General Partner shall have the right to remove any Advisory Committee member at any time.
B.    The Advisory Committee shall consent to, approve, disapprove, review, waive or provide such other advice and counsel in connection with the Fund’s potential or existing investments, potential or actual conflicts of interest and other Fund matters, in each case as is requested by the General Partner in its sole discretion, including, without limitation, the following: (i) any consent required under the Investment Advisers Act of 1940, as amended and the rules and regulations promulgated thereunder, including any consent, approval or waiver required under Section 206(3) thereof, (ii) any consent or waiver with respect to a transaction that would result in any “assignment” (within the meaning of the Advisers Act) with respect to the Fund or to the admission of an additional or substitute General Partner of the Fund, and (iii) any consent to or waiver of a conflict of interest with respect to a proxy voting decision to be made by the General Partner. The Advisory Committee shall constitute a committee of the Fund and shall take no part in the control or management of the Fund, nor shall it have any power or authority to act for or on behalf of the Fund, and all investment decisions, as well as all responsibility for the operations and management of the Fund, shall rest with the General Partner. All Advisory Committee consents, approvals, disapprovals, votes, determinations and other actions shall be determined by a majority of the Advisory Committee members pursuant to a meeting or written consent of a majority of the Advisory Committee members; provided that any Advisory Committee member that abstains will be disregarded for purposes of determining whether the majority threshold has been reached. Advisory Committee approval, however, shall not be a substitute for the requirement to obtain the Approval of the Limited Partners as set forth in Sections 7.04, 9.03, 10.02, 10.03 of the Fund Agreement or the requirement to obtain a Limited Partner’s consent prior to the effectiveness of any amendment or modification of the Fund Agreement described in the second sentence of Section 14.07 of the Fund Agreement.
C.    The General Partner will organize and convene meetings of the members of the Advisory Committee at such times as the General Partner selects. Meetings of the Advisory Committee may be conducted in person, telephonically or through the use of other communications equipment by which all persons participating in the meeting can communicate with each other. The General Partner shall be entitled to have a representative attend and participate in all Advisory Committee meetings and may permit non-voting observers to attend such meetings, provided that the Advisory Committee members may hold an in camera session of only the Advisory Committee members during any Advisory Committee meeting.
D.    Each Limited Partner agrees that with respect to any Advisory Committee approval sought by the General Partner relating to this Agreement or the arrangements contemplated hereby, the Advisory Committee approval shall constitute consent of the Limited Partners and the Fund for purposes of the Advisers Act and shall be binding upon the Fund and each Limited Partner. Each Limited Partner further agrees that the General Partner may alternatively seek Limited Partner approvals in any other manner provided for in the Fund Agreement.
E.    To the fullest extent permitted by applicable law, no Advisory Committee member in respect of the activities of the Advisory Committee shall owe any fiduciary duty to the Fund or any Partner or shall be obligated to act in the best interests of the Fund, any Partner or the Limited Partners as a group.
F. Each Advisory Committee member (but solely with respect to any action or omission of such Advisory Committee member in his or her capacity as such) and each Limited Partner represented by such Advisory Committee member (but, in each case, solely to the same extent that the applicable Advisory Committee member is entitled to indemnification) shall be indemnified by the Fund for any loss or expenses suffered or sustained as a result of or in connection with any action or omission of the Advisory Committee member (but solely with respect to any action or omission of such Advisory Committee member in his or her capacity as such), including without limitation, any judgment, settlement, reasonable attorney’s fees and other costs and expenses incurred in connection with the defense of any actual or threatened action or proceeding; provided that such indemnity shall not be payable in the event the Advisory Committee member’s action or omission constituted fraud or willful malfeasance. The Fund may pay the expenses of anyone indemnifiable hereunder, as such expenses are incurred, in connection with any proceeding in advance of the final disposition so long as the Fund obtains an undertaking that such person shall repay the full amount advanced if it is determined by a final non-appealable order that such person’s actions or omissions constituted fraud or willful malfeasance or such person is not otherwise entitled to indemnification. Any indemnity shall be paid from, and only to the extent of, Fund Assets, and no Limited Partner shall have any personal liability on account of such indemnity obligation.
ARTICLE IX

MEETINGS AND MEANS OF VOTING
Section 9.01. Annual Meeting of the Partners. Within 120 days, after the end of each Fund Fiscal Year, a meeting of Partners will be held to discuss the results of operations and answer general investment questions.
Section 9.02. Special Meetings of the Partners. Meetings may be called by the General Partner at any time in its sole discretion. The call shall state the nature of the business to be translated.
Section 9.03. Notice and Manner of Voting. Notice of any such meeting, other than the annual one, shall be given to all Partners not less than fifteen (15) and no more than thirty (30) days from the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or by written consent. A facsimile copy shall be sufficient evidence of written consent. Except as otherwise expressly provided in this Agreement, the Approval of the Limited Partners with the written approval of the General Partner shall control.
Section 9.04. Partners Entitled to Vote. For the purpose of determining the Partners entitled to vote on or to vote at any meeting of the Partners or any adjournment thereof, the General Partner may fax, in advance, a date as the record date for any such determination of Limited Partners. Such date shall not be more than thirty (30) days or less than fifteen (15) days before any such meeting.
Section 9.05. Vote by Proxy. Each Limited Partner may authorize any person or entity to act for him by proxy in all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable by the Partner executing it.

ARTICLE X

TRANSFER OF RIGHT, ADDITIONAL LIMITED PARTNERS
Section 10.01. Transfer of Interests. No Limited Partner may transfer its Interests in the Fund to any transferee or designate such transferee as a Successor Limited Partner unless: (i) the General Partner provides its written consent to such transfer, which consent may be given or withheld for any reason or for no reason; (ii) such transaction is exempt from registration under federal and all applicable state securities laws; (iii) such transaction, when considered with all prior sales, assignments or transfers, would not result in the termination of the Fund for Federal income tax purposes under Section 708(b) of the Code; (iv) the transferor has furnished to the General Partner a written statement showing the name and taxpayer identification number of the Fund, in such form and together with such other Additional Capital Contributions or other distributions with respect to such Interests, or part thereof.
Section 10.02. Admission of Additional Limited Partners. A General Partner, on behalf of the Fund, may admit Additional Limited Partners to the Fund without the prior approval of the Limited Partners. Each Additional Limited Partner shall be obligated to make a Capital Contribution to the Fund on such terms as the General Partner, in its sole discretion, shall determine. The General Partner shall do all things it deems to be necessary and advisable in connection with the Fund admitting such Additional Limited Partners, including, but not limited to, complying with any statute, rule, regulation or guideline issued by any federal, state or other governmental agency.
Section 10.03. Admission of Additional General Partners. The General Partner may admit additional General Partners or substitute General Partners to the Fund with the Approval of the Limited Partners. Notwithstanding the foregoing prohibition, the General Partner may admit additional General Partners or substitute General Partners to the Fund that are Affiliates of the General Partner upon such terms as it shall determine in its sole discretion without the approval of any Limited Partners; provided, however, that the allocations of Net Income (Loss) and increases (decreases) in Net Asset Value allowable to such Affiliate of the General Partner shall be made solely out of amounts otherwise allowable to the General Partner, unless all of the Limited Partners consent to a change in the allocation of such items.
ARTICLE XI

WITHDRAWAL FROM THE FUND
Section 11.01. Withdrawal by Limited Partners.
A.    A Limited Partner may withdraw all or any portion of its Capital Account attributable to a particular Capital Contribution as of March 31 of the fifth year after the year in which such Limited Partner made such contribution, and every March 31 occurring every five years thereafter. A Limited Partner requesting a withdrawal pursuant to this Section 11.01(A) must provide written notice to the General Partner that must actually be received by the General Partner between March 1 and March 31 of the year in which such withdrawal is to be effected.
B.    A Limited Partner's Interests in the Fund shall be terminated upon his or her complete withdrawal of his or her Capital Account.
Section 11.02. Payment of Withdrawals for Limited Partners who are not Significant Limited Partners.
A.    The Fund will pay Limited Partners who make partial withdrawals of their Capital Account as promptly as practicable, generally within 30 days.
B.    A Limited Partner who withdraws its entire Capital Account will receive an amount equal to the value of its Capital Account as of the date of withdrawal. The estate or legal representative of any deceased, bankrupt or legally incapacitated partner may, in the sole discretion of the General Partner, be paid the value of such Limited Partner's Capital Account as of the end of the fiscal year during which such Limited Partner died or became bankrupt or legally incapacitated.

C.    Upon the complete withdrawal of a Capital Account by a Limited Partner (including mandatory withdrawals), the Fund will pay such Limited Partner at least 90% of the estimated value of its Capital Account within 90 days after the withdrawal date. After the General Partner has made a final determination of the value of the Capital Accounts of all the Partners as of such withdrawal date (which, in the General Partner's discretion, may be after the annual audit of the Fund), the Fund will pay promptly to such Limited Partner, or its representative, the excess, if any, of the amount to which such Limited Partner is entitled over the amount previously paid, or such Limited Partner, or its representative, will be obligated to repay to the Fund the excess, if any, of the amount previously paid over the amount to which such Limited Partner is entitled.
Section 11.03. Payment of Withdrawals for Significant Limited Partners. All withdrawals of a Capital Account by a Significant Limited Partner will be paid over a 24 month period, with the first payment occurring no earlier than June 30th of the year in which the withdrawal is made. The General Partner, in its sole discretion, will determine the amount and timing of all such withdrawal payments to Significant Limited Partners, taking into account, among other things, the size of the withdrawal, the total size of the Fund, the liquidity of the Fund, and the Fund’s cash flow needs (including the funding of other withdrawal requests) in order to ensure that the Significant Limited Partner’s withdrawal does not have an adverse effect on the Fund or the other Limited Partners.
Section 11.04. Waivers and Modifications. The General Partner reserves the right to waive or modify terms related to withdrawals for any Limited Partner who is not a Significant Limited Partner pursuant to a written agreement with such Limited Partner. For the avoidance of doubt, any such waiver or modification does not establish a course of dealing or a business practice with respect to the treatment of withdrawal payments made to Significant Limited Partners, including but not limited to, Biglari Holdings.
Section 11.05. Reserves. All withdrawal payments are subject to the retention of a reserve for Partnership liabilities and contingencies, as provided in Section 13.04. If the reserve (or a portion thereof) is later determined by the General Partner to have been in excess of the amount required, the proportionate amount of such excess will be returned to each partner without interest.
Section 11.06. Withdrawal Payments.
(a)    Payments to a Partner on any withdrawal may be made in cash or, in the sole discretion of the General Partner, in securities selected by the General Partner or in a combination of cash and securities selected by the General Partner. Securities or other instruments that are distributed to a Partner in connection with an in-kind distribution may be in the form of interests or shares of a special purpose vehicle (“SPV”) owned by the Fund, with the SPV holding assets contributed by the Fund, or a participation interest in a liquidating trust, series, entity or liquidating account. A withdrawing Partner will incur transaction costs in connection with the sale of securities and instruments distributed in-kind, and, in the case of interests or shares in an SPV, will bear a proportionate share of the operating and other expenses borne by such SPV. If a distribution is made in kind, immediately prior to such distribution, Biglari Capital will determine the fair value of the property distributed and the appreciation or depreciation of such property will be taken into account in calculating the Incentive Reallocation, if any.
(b)    A Limited Partner whose Interests is terminated or reduced hereunder shall pay all expenses incurred by the Fund in connection with such withdrawal, including the cost of preparing and filing an amendment to the Fund's Certificate of Limited Partnership, if necessary, attorneys' fees, and accounting expenses.
ARTICLE XII

DISSOLUTION
Section 12.01. Causes. Each Partner expressly waives any right which it, he, or she might otherwise have to dissolve the Fund except as set forth in this Article XII. Upon the happening of the first to occur of the following events, the Fund shall be dissolved:
A.    The Bankruptcy, death, dissolution, or any other occurrence which would legally disqualify the General Partner from acting hereunder;
B.    The resignation or withdrawal from the Fund of the General Partner;

C.    The notice of dissolution by the General Partner in its sole discretion to the Limited Partners; or
D.    The occurrence of any other circumstance which, by law, would require that the Fund be dissolved.
Section 12.02. Reconstitution. If the Fund is dissolved as a result of an event described in Section 12.01A or 12.01B, the Fund may be reconstituted and its business continued if, within ninety (90) days after the date of dissolution, all Limited Partners affirmatively elect to reconstitute the Fund, agree on the identity of the new General Partner and execute an instrument confirming such facts. If the Fund is reconstituted, an amendment to this Agreement shall be executed and an amended Certificate of Limited Fund shall be filed and recorded.
Section 12.03. Interim Manager. If the Fund is dissolved as a result of an event described in Section 12.01A or 12.01B and there is no remaining General Partner, Limited Partners who own at least fifty-one percent (51%) of the Interests of all of the Limited Partners may appoint an interim manager of the Fund, who shall have and may exercise only the rights, powers and duties of the General Partner necessary to preserve the Fund assets, until: (i) a new General Partner is elected under Section 12.02, if the Fund is reconstituted; or (ii) a Liquidator is appointed under Section 13.01, if the Fund is not reconstituted. The interim manager shall not be liable as a General Partner to the Limited Partners and shall, while acting in the capacity of interim manager on behalf of the Fund, be entitled to the same indemnification rights as are set forth in Section 7.05. The interim manager and the Limited Partners who own at least fifty-one percent (51%) of the Interests of all Limited Partners of the reconstituted Fund shall determine the reasonable compensation to be paid to the interim manager for providing services hereunder.
Section 12.04. Termination of Fund for Federal Income Tax Purposes. In the event that Partners sell or exchange, within any period of 12 consecutive months, Interests representing 50% or more of the outstanding Interests in Fund capital and profits (but not Partners who redeem all or a portion of their Interests in the Fund), the Fund will terminate for federal income tax purposes. If the Fund terminates for such purposes, its taxable year would close as to all Partners on the termination date. Each Partner would be required to take into account his share of Fund income, gain, loss, deduction or credit for such closed taxable year on his return for the taxable year within which such Fund taxable year ends. In addition, under Treasury Regulations, the Fund would be deemed to have contributed all of its assets and liabilities to the new Fund for Interests in the new Fund, and to have distributed this new Interest to the Partners in proportion to their respective Interests in liquidation of the terminated Fund. However, the deemed contribution and distribution would be disregarded in determining Capital Accounts of the Partners. The “new” Fund could continue to file its federal tax returns using the “old” terminated Fund's Federal employer identification number. The “new” Fund would need to make new tax elections.
ARTICLE XIII

WINDING UP AND TERMINATION
Section 13.01. General. If the Fund is dissolved and is not reconstituted, the remaining General Partner, or in the event that there is no remaining General Partner, a Liquidator or liquidating committee selected by those Limited Partners owning at least fifty-one percent (51%) of the Interests of all of the Limited Partners, shall commence to wind up the affairs of the Fund and to liquidate and sell the Fund's assets. The Liquidator (if other than the General Partner) shall have sufficient business expertise and competence to conduct the winding up and termination of the Fund and, in the course thereof, to cause the Fund to perform any contracts which the Fund has or thereafter enters into. The Liquidator shall have full rights and unlimited discretion to determine the time, manner and terms of any sales of Fund property under such liquidation having due regard for the activity and condition of the relevant markets and general financial and economic conditions. The Liquidator (if other than the General Partner) appointed as provided herein shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Liquidator and those Limited Partners owning at least fifty-one percent (51%) of the Interests of all of the Limited Partners. If the General Partner serves as the Liquidator, the General Partner shall not be entitled to receive any fee for carrying out the duties of the Liquidator. The Liquidator may resign at any time by giving fifteen (15) days prior written notice and may be removed at any time, with or without cause, by written notice of removal signed by those Limited Partners owning at least fifty-one percent (51%) of the Interests of the Fund. Upon the death, dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all the rights, powers and duties of the original Liquidator) shall, within thirty (30) days thereafter, be appointed by those Limited Partners owning at least fifty-one (51%) of the Interests of all of the

Limited Partners, evidenced by written appointment and acceptance. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator also shall refer to any such successor or substitute Liquidator appointed in the manner herein provided. The Liquidator shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this Agreement to the extent necessary or deniable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator (if other than the General Partner) shall not be liable as the General Partner to the Limited Partners and shall, while acting in such capacity as the Liquidator on behalf of the Fund, be entitled to the indemnification rights set forth in Section 7.05.
Section 13.02. Appointment of Liquidator by Judge. If within ninety (90) days following the date of dissolution, a Liquidator or successor Liquidator has not been appointed in the manner provided herein, any Partner shall have the right to make application to any United States District Judge for the Western District of Texas, (in his or her individual and not judicial capacity) for appointment of a Liquidator or successor Liquidator, and the Judge, acting as an individual and not in his judicial capacity, shall be authorized and empowered to appoint and designate a Liquidator or successor Liquidator who shall have all the powers, duties, rights and authority of the Liquidator herein provided.
Section 13.03. Liquidation. In the course of winding up and terminating the business and affairs of the Fund, the assets of the Fund (other than cash) shall be sold, its liabilities and obligations to creditors, including any Partners who made loans to the Fund as provided in Section 4.05, and all expenses incurred in the liquidation of the Fund shall be paid, and all resulting items of Fund income, gain, loss, or deduction shall be credited or charged to the Adjusted Capital of the Partners in accordance with Article V. Thereafter, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith), together with (at the expiration of the period referred to in Section 13.04) the balance in the reserve account referred to in Section 13.04 shall be distributed among the Partners in the ratio of the then positive balances of their Adjusted Capital. The Liquidator shall be instructed to use all reasonable efforts to complete the liquidation of the Fund within three (3) months after the date the Fund is dissolved. Each Limited Partner shall look solely to the assets of the Fund for all distributions and shall have no recourse therefor (upon dissolution or otherwise) against the Fund, the General Partner(s) or the Liquidator. Upon the completion of the liquidation of the Fund and the distribution of all the Fund funds to the Partners, the Fund shall terminate, and the Liquidator shall have the authority to execute and record all documents required to effectuate such dissolution and termination of the Fund.
Section 13.04. Creation of Reserves. After making or provisions for payment of all debts and liabilities of the Fund and all expenses of liquidation, the Liquidator may set up, for a period not to exceed nine (9) months after the date of dissolution, such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Fund. Such cash reserves shall, to the extent reasonably possible, be placed in an interest bearing account, and each Limited Partner shall be credited with his or her pro rata share of such interest payments.
Section 13.05. Final Accounting. Within a reasonable time following the completion of the liquidation, the Liquidator shall supply to each of the Partners a statement which shall set forth the assets and the liabilities of the Fund as of the date of complete liquidation, each Partner's pro rata portion of distributions under Section 13.03.
ARTICLE XIV

MISCELLANEOUS
Section 14.01. Notices. All notices given pursuant to this Agreement shall be in writing and shall either be mailed by first class mail, postage prepaid, registered or certified with return receipt requested, or delivered in person to the intended addressee, or sent by prepaid telegram or by telecopy transmission, provided there is proof of transmission, followed by confirmatory letter, first class mail. Notice so mailed shall be effective upon the expiration of five (5) business days after its deposit in the United States mail. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the address of the Partners shall be as stated under their names on the attached Exhibit “A” or a counterpart thereto; provided, however, that each Partner shall have the right to change its address for notice hereunder to any other location by the giving of thirty (30) days’ prior notice to the Fund in the manner set forth above.

Section 14.02. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive federal laws of the United States and the internal laws of the State of Delaware.
Section 14.03. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Partners, and their heirs, legal representatives, successors and assigns; provided, however, that nothing contained herein shall negate or diminish the restrictions set forth in Article X.
Section 14.04. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.
Section 14.05. Waiver of Partition. Notwithstanding any statute or principle of law to the contrary, each Partner hereby agrees that, during the term of the Fund, it shall have no right (and hereby waives any right that it might otherwise have had) to cause the Fund property to be partitioned or distributed in kind.
Section 14.06. Entire Agreement. The Agreement contains the entire agreement among the Partners relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated.
Section 14.07. Amendments. Amendments or modifications may be made to this Agreement only by setting forth such amendments or modifications in a document duly executed by the General Partner and Limited Partners owning at least fifty-one percent (51%) of the Interests of all of the Limited Partners (which may be in the form of a negative consent, such that a Limited Partner will be deemed to have consented to a proposed amendment if the General Partner does not receive notification of such Limited Partner's objection within ten business days of the General Partner's providing notice of the proposed amendment to such Limited Partner). No amendment or modification which affects, other than in a de minims way, the interest of any Limited Partner in the capital, profit or loss of, or distributions or allocations with respect to, the Fund shall be effective as to any Limited Partner unless such amendment or modification is set forth in a document duly executed by all Partners. Notwithstanding any provision herein to the contrary, this Agreement may be amended by the General Partner without the consent of any Limited Partners to: (i)  to create segregated accounts to hold Restricted Securities (along with any related changes necessary to create such segregated accounts and ensure the equitable treatment of all Partners), (ii) add to the representations, duties, or obligations of the General Partner; (iii) cure any ambiguity; or (iv) correct or supplement any provision of this Agreement which may be inconsistent with any other provision hereof or add any provisions with respect to matters or questions arising out of this Agreement not inconsistent with the intent of this Agreement. Notwithstanding any provision herein to the contrary, the General Partner may amend Exhibit A to give effect to the allocation of profits and losses to the Partners upon the admission of new Partners, the withdrawal of Partners, and any other events affecting the Interests of the Partners in the Fund.
Section 14.08. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Partners as expressed herein, the remainder of this Agreement, and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.
Section 14.09. Gender and Number. Whenever required by the context, as used in this Agreement, the singular number shall include the plural and the neuter shall include the masculine or feminine gender, and vice versa.
Section 14.10. Exhibits. Each Exhibit to this Agreement is incorporated herein for all purposes.
Section 14.11. Additional Documents. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or deniable to carry out the provisions of this Agreement.
Section 14.12. Captions. The Articles and Section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any Article or Section.

Section 14.13. Independent Activities.
A.    The General Partner and each Limited Partner and each of their respective Affiliates may, notwithstanding this Agreement, engage in whatever activities he, she, or it chooses, whether such activities are competitive with the Fund or otherwise, without having or incurring any obligation to offer any interest in such activities to the Fund or any Partner, provided, however, that the General Partner and its Affiliates shall not engage in any activities that create a direct conflict of interest that adversely affects in a material manner their duties to the Fund. Neither this Agreement nor any activity undertaken hereunder shall prevent the General Partner or any Affiliate thereof from engaging in such activities or require the General Partner or any Affiliate thereof to permit the Fund or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the General Partner and the admission of each Limited Partner, each Limited Partner waives, relinquishes, and renounces any such right or claim of participation.
B.    The service marks for, and the name “The Lion Fund”, are the property of Sardar Biglari. Sardar Biglari has authorized the Fund to use the marks and name.
Section 14.14. Investment Representation. Each Limited Partner hereby represents, warrants and agrees that he is acquiring his or her Interests for his own account for investment only and not for the purpose of, or with a view to, the resale or distribution of all or any part thereof, nor with a view to selling or otherwise distributing said Interests or any part thereof at any particular time or under any predetermined circumstances.
Section 14.15. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one document.
Section 14.16. Confidentiality. In addition to confidentiality provisions set forth in Article VI, documents related to this Fund are presented by Biglari Capital LLC and cannot be used without its prior written consent.
Section 14.17. Withholding Taxes. Any taxes, fees or other charges the Fund is required to withhold or pay under applicable law with respect to any Partner shall be paid by the Fund to the appropriate governmental authorities and shall be deducted from the Adjusted Capital of such Partner as of the last day of the month or Fiscal Year with respect to which such amount is required to be withheld or paid.

[signature page follows this page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

General Partner:	Limited Partner:

BIGLARI CAPITAL LLC	________________________________________________
Name of Limited Partner

By: _________________________________________	________________________________________________
Name: Sardar Biglari	Signature of Limited Partner or Authorized Signatory
Title: Chairman

Date of Signature: _____________________________	________________________________________________
Name and Title of Authorized Signatory

Date of Signature: _________________________________